Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

IT Tech Packaging, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-223160 and No. 333-248505) of IT Tech Packaging, Inc. of our report dated March 23, 2021, except for Note 12, as to which the date is April 19, 2021, and its subsidiaries and variable interest entity which appears in this Amendment No.1 to Form 10-K.

/s/ WWC, P.C.
WWC, P.C.
Certified Public Accountants

San Mateo, California

April 19, 2021